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                                                                   Exhibit 3.2.4

                                    BY-LAWS
                                       OF
                           TAMOR PLASTICS CORPORATION


                         ARTICLE I - CHANGES OF BY-LAWS

Section 1. The By-Laws may be amended only at an annual or specifically called meeting of the Corporation, provided notice has been given of the proposed amendment at least seven days before such meeting, and by vote of a majority of all the stock outstanding.


                             ARTICLE II - MEETINGS

Section 1. Stockholders meetings shall be held at the principal office or place of business of this corporation in the Commonwealth of Massachusetts.

Section 2. The annual meeting of the stockholders of this company shall be held at its principal office, 106 Carter Street, in the City of Leominster, Commonwealth of Massachusetts, at 10 o'clock in the forenoon on the second Monday of April of each year.

Section 3. At any meeting a quorum shall consist of one stockholder representing at least a majority of shares, but a majority of stockholders present and voting may adjourn any meeting from time to time until the business shall have been finished.

Section 4. At all meetings each stockholder may cast one vote for each share owned by him; absent stockholders may vote by proxy authorized by a writing executed and dated within six months previous to the meeting at which it is used, if the maker thereof resides in the United States. All proxies shall be filed with the clerk at or before the time of voting.


                   ARTICLE III - OFFICERS OF THE CORPORATION

Section 1. The officers of the corporation need not, except for the President, be stockholders and shall consist of a President, Treasurer and Clerk, and a board of four Directors, and such other officers as the corporation may from time to time authorize.


                       ARTICLE IV - ELECTION OF OFFICERS

Section 1. The Directors, Treasurer and Clerk shall be chosen by ballot at the annual meeting, an adjournment thereof, or at a meeting in lieu of such annual meeting as above



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provided, and shall hold their office for one year from the time in the year in which they were chosen, and thereafter until others are chosen and qualified in their stead.


                             ARTICLE V - DIRECTORS

Section 1. Any vacancy occurring in the board of directors from death, resignation or inability to serve of any director, shall be filled by the remaining members of the board at their next regular meeting, or at a special meeting to be called for the purpose.

Section 2. Special meetings may be called as hereinafter provided in Article VI, or at any time, at the request of a director, provided all the directors have notice thereof and thereto in writing.

Section 3. At all meetings a quorum shall consist of not less than two of the directors.

Section 4. The directors shall annually, immediately after their election, choose one of their number President.

Section 5. The directors shall have the management of the affairs of the company and are hereby invested with all the powers which the corporation itself possesses not incompatible with the provisions of these by-laws and the laws of the Commonwealth.

Section 6. They may appoint and remove at pleasure such officers and employees as may seem to them wise; shall have access to the books, vouchers and funds of the treasurer; shall determine upon the form of certificate of stock and of transfer thereof; and upon a corporate seal; shall fix all salaries; shall declare dividends as they may deem best; shall fill all vacancies that may occur at any time during the year in any office; shall make for their government such rules and regulations not inconsistent with these by-laws as they may think fit, and at every annual meeting of the stockholders shall present a brief report of the financial condition of the company and of the state of its property and assets.


                           ARTICLE VI - THE PRESIDENT

Section 1. The President shall preside at all meetings of the stockholders and of the board; shall be chairman ex-officio of all committees of the directors; shall sign all certificates of stock; shall exercise a general supervision of the company's affairs; and shall have the custody of the treasurer's bond where one is required.

Section 2. He may at any time call a special meeting of the directors by depositing in the post office or delivering personally one day's notice in writing thereof to each director.


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                            ARTICLE VII - THE CLERK

Section 1. The clerk, who shall be sworn, shall be clerk both of the Directors and of the Company, shall attend all their meetings and keep accurate records thereof, and perform all other duties incident to his office.

Section 2. In the absence of the clerk from any meeting, a clerk pro tempore shall be chosen, who shall be sworn.


                          ARTICLE VIII - THE TREASURER

Section 1. The treasurer shall have the custody of the corporate seal and of the funds of the company; shall receive moneys and make disbursements as directed; shall keep accurate books of account and be custodian of the company's deeds, bonds, agreements, and other business papers. He shall sign all certificates of stock which shall be under the seal of the corporation.


                       ARTICLE IX - MANAGER AND EMPLOYEES

Section 1. The directors may employ some suitable person as manager of the company, who shall have such control and direction of its interests as the directors may deem best and he shall receive such compensation as they may determine. The manager shall employ and discharge such general employees and laborers as in his judgment the interests of the company may require.


                        ARTICLE X - CERTIFICATE OF STOCK

Section 1. Each stockholder shall be entitled to a certificate of his stock under the seal of the corporation and signed by the President and Treasurer. In case of the loss of a certificate a duplicate certificate may be issued upon such reasonable terms as the directors may prescribe.


             ARTICLE XI - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the extent permitted by law, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director or officer, administrator or trustee of, or in a similar capacity with, another organization or any employee benefit plan, against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon such person in connection with any proceeding in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by a majority of the full board or the proceeding seeks a declaratory



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judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or to the extent such matter relates to service with respect to an employee benefit plan in the reasonable belief that his action was in the best interests of the participants or beneficiaries of such employee benefit plan.

     Such indemnification may, to the extent authorized by the corporation, include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment. The payment of any such indemnification shall be conclusively deemed authorized by the corporation under this article, and each director of the corporation approving such payment shall be wholly protected, if:

         (i) the payment has been approved or ratified (1) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceeding and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding; or

        (ii) the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (1), (2) or (3) of subparagraph (i); or

       (iii) the directors have otherwise acted in accordance with the standard of conduct set forth in the Massachusetts Business Corporation Law, as amended.

     The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder.

     The foregoing right of indemnification shall be in addition to and not exclusive of any other rights to which such director or officer or other person may be entitled under any agreement or pursuant to any action taken by the directors or stockholders of the corporation or otherwise.



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